UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 2003

E-COM TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-31503
(Commission File Number)

98-0199981
(IRS Employer Identification No.)

620 - 800 West Pender Street, Vancouver, British Columbia, Canada V6C 2V6
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604-685-5851

Item 1. Changes in Control of Registrant

On December 12, 2003, D. Forbes Investment Inc. acquired 20,459,002 of our common shares, from Ronald Jorgensen, Kyle Werier (our directors) and James Robert Todhunter, an affiliate, representing 59.7% of our issued and outstanding voting shares, in consideration for the aggregate sum of $194,360.52 The transaction was effected pursuant to a share purchase agreement dated October 2, 2003 between D. Forbes Investment Corp., Ronald Jorgensen, James Robert Todhunter and certain other shareholders.

Item 9. Regulation FD Disclosure

Upon compliance with Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 thereunder, effective November 22, 2003, Mohammed Jiwani and Gerard Darmon will be appointed as directors of our company, subsequent to the resignations of Kyle Werier and Ronald Jorgensen as our directors and officers. In addition to being appointed as directors, Mr. Darmon has been appointed as our President and Mr. Jiwani has been appointed Secretary and Treasurer to fill the vacancies created by the resignations of Messrs. Werier and Jorgensen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-COM TECHNOLOGIES CORPORATION

/s/ Ronald Jorgensen
Ronald Jorgensen, Director

Date: December 12, 2003.